                            LIMITED POWER OF ATTORNEY
       For Filings under Section 16 of the Securities Exchange Act of 1934
                             (Highlands REIT, Inc.)

     The undersigned hereby constitutes and appoints Joseph Giannini, Principal
Accounting Officer and Treasurer of Highlands REIT, Inc. (the"Company"), in his
capacity as such, and his successors in such offices, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution in the premises, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

     (1)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

     (2)  do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such
          Form 3, 4 or 5 and timely file such form with the United States
          Securities and Exchange Commission and any stock exchange or similar authority; and

     (3)  take any other action solely in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or on behalf of, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Limited
          Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the
          attorney-in-fact's discretion.

     The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

     This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has executed this Limited Power of
Attorney this 14th day of April, 2016.

                                        /s/ Richard Vance
                                        --------------------------
                                        Richard Vance